Exhibit 3.3

CORPORATE ACCESS NUMBER: 2021482399 BUSINESS CORPORATIONS ACT TRUENORTH QUANTUM INC. WAS INCORPORATED IN ALBERTA ON 2018/10/10.

Articles of Incorporation For TRUENORTH QUANTUM INC. Share Structure: SEE ANNEXED SCHEDULE OF SHARE CAPITAL. Share Transfers Restrictions: SEE ANNEXED SCHEDULE OF PRIVATE COMPANY RESTRICTIONS. Number of Directors: Min Number of Directors: Max Number of Directors: Business Restricted To: Business Restricted From: Other Provisions: 1 1 9 NIL. NIL. SEE ANNEXED SCHEDULE OF OTHER PROVISIONS. Registration Authorized By: BRYCE BONNEVILLE SOLICITOR

1 SCHEDULE OF SHARE CAPITAL TO THE ARTICLES OF INCORPORATION OF TrueNorth Quantum Inc. TrueNorth Quantum Inc. (the "Corporation") is authorized to issue unlimited numbers of shares in each of the classes designated as common shares (the "Common Shares") and preferred shares (the "Preferred Shares") with the rights, privileges, restrictions and conditions attached to each class of unlimited shares as hereinafter specified. 1. Common Shares - The rights, privileges, restrictions and conditions that attach to the unlimited number of Common Shares (herein referred to as the "Common Provisions") and that govern the holders thereof are as follows: a . Voting, Dividend and Dissolution Rights - The holders of Common Shares shall have the right to receive: i. notice of and to attend all meetings of shareholders of the Corporation and to ONE (1) vote per Common Share at all meetings, except meetings at which only holders of a specified class or series of a class of shares other than Common Shares are entitled to receive notice of and to attend and vote at; i i. dividends declared in respect of Common Shares from time to time by the directors of the Corporation; and i i i. the assets and the capital of the Corporation remaining in the event of dissolution, liquidation or winding up of the Corporation equally on a share for share basis, subject to prior rights attaching to other shares of the Corporation. b. Priority - The Common Shares shall rank junior to the Preferred Shares and the Common Provisions are subject to the Preferred Provisions (as hereafter defined) and the rights, privileges, restrictions and conditions attached to any other class of shares created hereafter and expressed to rank in preference to the Common Shares. 2. Preferred Shares - The rights, privileges, restrictions and conditions (herein referred to as "Preferred Provisions") that attach to the unlimited number of authorized Preferred Shares as a class and govern the holders thereof are as follows: a. Series Provisions - The Preferred Shares may be issued, at any time, and from time to time, in one or more series, each series to be assigned such designations, comprised of such number of Preferred Shares and subject to such additional rights, privileges, restrictions and conditions, not inconsistent with the Preferred Provisions, as the directors of the Corporation may determine and fix prior to the issuance of any such series. b . Priority - The Preferred Shares shall rank senior to the Common Shares and any other class of shares of the Corporation which by their terms rank junior to the Preferred Shares with respect to priority in the payment of dividends and in the distribution of assets or return of capital of the Corporation among its shareholders in the

2 event of any dissolution, liquidation or winding up of the Corporation. In any distribution of assets or return of capital of the Corporation among its shareholders, the holders of Preferred Shares will be entitled to receive, in order of priority noted above, a sum equivalent to the value of the Preferred Shares, together with all declared and unpaid dividends thereon. c . Voting Rights - Except as may be otherwise provided by law or expressly by the additional rights, privileges, restrictions and conditions attaching to any series of Preferred Shares, the holders of Preferred Shares are not entitled to receive notice of or to attend and vote at any meeting of shareholders of the Corporation and when the holders of Preferred Shares are entitled to receive notice of and to attend and vote at shareholders' meetings, each such holder shall have one (1) vote for each Preferred Share registered in the name of such holder. d . Modifications - Except as may be otherwise provided by law, the Preferred Provisions may be amended with the approval of all of the holders of Preferred Shares given in writing or by the affirmative vote of at least two thirds of the votes cast at a meeting of the holders of such shares duly called for that purpose and a quorum for such meeting shall not be less than two (2) holders of outstanding Preferred Shares being present in person or represented by proxy. e . Creation of Additional Shares - So long as any Preferred Shares are outstanding, the Corporation shall not, without the approval of the holders of Preferred Shares given in the manner provided under paragraph 2(d) hereof, create any class of shares ranking in priority to or on a parity with the Preferred Shares with respect to the payment of dividends or the distribution of assets or return of capital of the Corporation in the event of a dissolution, liquidation or winding up of the Corporation.

1 SCHEDULE OF PRIVATE COMPANY RESTRICTIONS TO THE ARTICLES OF INCORPORATION OF TrueNorth Quantum Inc. 1. The transfer of shares of TrueNorth Quantum Inc. (the "Corporation") is restricted. No shares of the capital of the Corporation may be transferred without the approval of the directors of the Corporation. 2. The number of issued and outstanding securities of the Corporation are, counting any 2 or more joint registered owners of a security as one beneficial holder, beneficially owned, directly or indirectly, limited to not more than 50 persons or companies exclusive of: a . persons that are employed by the Corporation or an affiliate of the Corporation; or b . persons that beneficially owned, directly or indirectly, securities of the Corporation while employed by the Corporation or an affiliate of the Corporation and, at all times since ceasing to be so employed, have continued to beneficially own at least one security of the Corporation. 3. Any invitation to the public to subscribe for securities of the Corporation is prohibited.

1 SCHEDULE OF OTHER PROVISIONS TO THE ARTICLES OF INCORPORATION OF TrueNorth Quantum Inc. 1. TrueNorth Quantum Inc. (the "Corporation") has a lien on shares registered in the name of a shareholder or the legal representative of a shareholder for any debt of that shareholder to the Corporation. 2. The board of directors of the Corporation may, between annual meetings appoint one or more additional directors of the Corporation to serve until the next annual meeting, but the number of additional directors shall not at any time exceed one - third (1/3) of the number of directors who held office at the expiration of the last annual meeting of the Corporation. 3. Meetings of the shareholders of the Corporation may be held at any place within Canada or the United States of America as the board of directors of the Corporation may determine.

Incorporate Alberta Corporation - Registration Statement

Alberta Registration Date: 2018/10/10

Corporate Access Number: 2021482399

Service Request Number:	29792156
Alberta Corporation Type:	Named Alberta Corporation
Legal Entity Name:	TRUENORTH QUANTUM INC.
French Equivalent Name:	
Nuans Number:	120569762
Nuans Date:	2018/10/10
French Nuans Number:	
French Nuans Date:	

REGISTERED ADDRESS

Street:	610, 1414 - 8 STREET S.W.
Legal Description:	
City:	CALGARY
Province:	ALBERTA
Postal Code:	T2R 1J6

RECORDS ADDRESS

Street:	610, 1414 - 8 STREET S.W.
Legal Description:	
City:	CALGARY
Province:	ALBERTA
Postal Code:	T2R 1J6

ADDRESS FOR SERVICE BY MAIL

Post Office Box:	
City:	
Province:	
Postal Code:	
Internet Mail ID:	

Share Structure:	SEE ANNEXED SCHEDULE OF SHARE CAPITAL.
Share Transfers Restrictions:	SEE ANNEXED SCHEDULE OF PRIVATE COMPANY RESTRICTIONS.
Number of Directors:	

1

Min Number Of Directors:	1
Max Number Of Directors:	9
Business Restricted To:	NIL.
Business Restricted From:	NIL.
Other Provisions:	SEE ANNEXED SCHEDULE OF OTHER PROVISIONS.
Professional Endorsement Provided:	
Future Dating Required:	
Registration Date:	2018/10/10

Director

Last Name:	FRANKLIN
First Name:	DAVID
Middle Name:	
Street/Box Number:	2 CAMPBELL DRIVE, #307C
City:	UXBRIDGE
Province:	ONTARIO
Postal Code:	L9P 1H6
Country:	
Resident Canadian:	Y

Last Name:	MCKAY
First Name:	MARK
Middle Name:	
Street/Box Number:	2 CAMPBELL DRIVE, #307C
City:	UXBRIDGE
Province:	ONTARIO
Postal Code:	L9P 1H6
Country:	
Resident Canadian:	Y

Last Name:	BARTHOLOMEW
First Name:	GARY
Middle Name:	
Street/Box Number:	2 CAMPBELL DRIVE, #307C
City:	UXBRIDGE
Province:	ONTARIO
Postal Code:	L9P 1H6
Country:	
Resident Canadian:	Y

2

Attachment Type Microfilm Bar Code Date Recorded Share Structure ELECTRONIC 2018/10/10 Other Rules or Provisions ELECTRONIC 2018/10/10 Restrictions on Share Transfers ELECTRONIC 2018/10/10 3 Attachment Registration Authorized By: BRYCE BONNEVILLE SOLICITOR